                                                                   EXHIBIT 10.78


                               SECURITY AGREEMENT


         THIS AGREEMENT is made as of the 29th day of July, 1999, by and between Lakes Shingle Springs, Inc., a Minnesota corporation (the "Secured Party"), located at 130 Cheshire Lane, Minnetonka, Minnesota 55305 and LAKES KAR-Shingle Springs, L.L.C., a Delaware limited liability company (the "Debtor") located at 130 Cheshire Lane, Minnetonka, Minnesota 55305.

                              W I T N E S S E T H:

         WHEREAS, Lakes Gaming, Inc and Kean Argovitz Resorts- Shingle Springs, LLC have entered into a Letter Agreement, a copy of which is attached hereto as
Exhibit 1 (the "Letter Agreement"), which sets forth terms under which those parties agreed to form Debtor for the purpose of developing and operating a gaming facility and related facilities ( the "Enterprise") for the Shingle Springs Band of Miwok Indians (the "Tribe");

         WHEREAS, under Section 5 and Section 6 of the Letter Agreement Lakes Gaming, Inc. agreed that upon Debtor's formation it would make certain advances to Debtor identified in the Letter Agreement as the "Development Loan" and "Equity Advance";

         WHEREAS, Lakes Shingle Springs, Inc. has agreed to assume all of Lakes Gaming Inc.'s rights and obligations under the Letter Agreement and Lakes Gaming Inc. Guarantys all duties and obligations of Lakes Shingle Springs, Inc. and enters into that certain Guaranty Agreement of even date herewith;

         WHEREAS, Debtor desires to receive the Development Loan and Equity Advance from Lakes Shingle Springs, Inc. pursuant to the terms of the Letter Agreement;

         WHEREAS, Debtor understands that it is a condition precedent to Lakes Shingle Springs, Inc. making the Development Loan and Equity Advance to Debtor that Debtor agree to secure repayment of the Development Loan and Equity Advance by granting to Lakes Shingle Springs, Inc. a security interest in all of Debtor's assets as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Definitions. When used herein, the following terms shall have the following meanings:

                  (a) "Accounts" means any and all rights to payment now owned or possessed or hereafter acquired by the Debtor for goods sold or leased or for services rendered, whether or not they have been earned by performance and all other property of the Debtor now or hereafter classified as accounts under the California UCC.

                  (b) "California UCC" means the Uniform Commercial Code as adopted in the State of California.

                  (c) "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods as well as all other property of the Debtor now or hereafter classified as chattel paper under the California UCC. When a transaction is evidenced both by such a security agreement or a lease and by an instrument or series of instruments, the group of writings taken together constitutes Chattel Paper.

                  (d) "Collateral" means all assets of the Debtor including Accounts, Inventory, Equipment, Chattel Paper, Instruments, and General Intangibles of the Debtor, whether now owned or possessed or hereafter acquired by the Debtor, all additions and accessories thereto, cash and cash equivalents and all proceeds, including insurance proceeds, from the sale or other disposition of such assets. Without limitation of the foregoing, Collateral includes all rights to payment under the Interim Promissory Note (the "Interim Promissory Note") and the Security and Reimbursement Agreement executed, or to be executed, pursuant to the Development Agreement dated June 11, 1999 between Kean Argovitz Resorts-Shingle Springs, L.L.C. and the Shingle Springs Band of Miwok Indians (the "Tribe").

                  (e) "Equipment" means all goods, machinery, furniture, furnishings, fixtures, tools, supplies, motor vehicles and all other property used or useful in the business of the Debtor, now or hereafter owned or possessed or hereafter acquired by the Debtor, together with all additions, accessions and replacements thereto and all other property of the Debtor now or hereafter classified as equipment under the California UCC.

                  (f) "Event of Default" has the meaning given to that term in
Section 5.

                  (g) "General Intangibles" means any personal property (including, without limitation, things in action, contracts, patent rights, trade secrets, copyrights, licenses, know how and all trade names and trademarks) other than Inventory, Equipment, Accounts, Chattel Paper, Instruments and money.

                  (h) "Instrument" means a negotiable instrument or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

                  (i) "Inventory" means all raw materials, work in process, finished products, materials used or consumed in the Debtor's business and all property of every kind and description (including, without limitation, software and computer programs of every kind) intended for sale, lease or license or to be furnished under contracts of service in the Debtor's business, now owned or possessed or at any time hereafter acquired by the Debtor, including such property repossessed by or returned to the Debtor, and all other property of the Debtor now or hereafter classified as inventory under the California UCC.

                  (j) "Loan Documents" means this Agreement, one or more Promissory Notes executed by and between Secured Party and Debtor evidencing any advance of funds under the Development Loan or Equity Advance, UCC Financing Statements and the other agreements or documents executed by Debtor hereunder or thereunder.

                  (k) "Obligations" means

                           (1) Any and all indebtedness or liabilities, of
                  whatever kind, nature and description, now existing or hereafter arising, of the Debtor to the Secured Party, whether direct or indirect, absolute or contingent, joint or several, arising out of or relating to the Development Loan or the Equity Advance, the Note or any evidence of indebtedness relating to the Equity Advance, and any other indebtedness or liabilities of the Debtor to the Secured Party; and

                           (2) Any and all liabilities of the Debtor to the
                  Secured Party incurred under this Agreement.

                  (l) "Permitted Encumbrances" means

                           (1) Liens imposed by law, which were incurred in the
                  ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets to which such liens attach or materially impair the use thereof in the operation of the business of the Debtor or (y) which are being contested in good faith by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property or assets subject to any such lien; and

                           (2) Liens created pursuant to this Agreement.

                  (m) "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  (n) "Subsidiary" means a corporation in which the Debtor owns, directly or indirectly through one or more subsidiaries, a majority of shares ordinarily, in the absence of contingencies, having the right to elect at least a majority of the members of the board of directors.

                  (o) "UCC" means the Uniform Commercial Code as adopted in the relevant jurisdiction and any other applicable commercial code in such jurisdiction.

         Unless otherwise defined herein, all other capitalized terms contained in this Agreement shall have the meanings provided by the Letter Agreement and the California UCC.

         2. Security Interest. To secure the performance by the Debtor of its Obligations, the Debtor hereby grants to the Secured Party a first priority security interest in and to the Collateral.

         3. Debtor's Representations and Warranties. The Debtor hereby represents and warrants, which representations and warranties will survive the execution and delivery of this Agreement, to the Secured Party as follows:

                  (a) Ownership of Collateral. Except for Permitted Encumbrances, the Debtor is the owner of all of the Collateral free and clear of any lien, security interest, encumbrance or other right, title or interest of any Person.

                  (b) Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests granted by the Debtor to the Secured Party pursuant to this Agreement have been accomplished and the security interests granted to the Secured Party pursuant to this Agreement in and to the Collateral constitute perfected security interests therein which are, subject to the Permitted Encumbrances, superior and prior to the rights of all other persons therein.

                  (c) Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file (other than those filed in connection with this Agreement or the Permitted Encumbrances) or registered in any public office covering or purporting to cover any interest of any kind in the Collateral.

                  (d) Binding Agreement. Debtor has the corporate power to execute, deliver and perform its obligations under the Loan Documents. Debtor has duly executed and delivered this Agreement and the Note, and this Agreement and the Notes each constitutes its legal, valid and binding obligation enforceable against Debtor in accordance with their respective terms.

                  (e) No Conflicts. Neither the execution, delivery or performance by Debtor of this Agreement or any of the other Loan Documents, nor compliance by it with the terms and provisions hereof or thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, security agreement or any other agreement, contract or instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject.

                  (f) No Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date of this Agreement), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) Debtor's execution, delivery and performance of the Loan Documents or (ii) the legality, validity, binding effect or enforceability of the Loan Documents.

         4. Debtor's Covenants. The Debtor covenants and agrees that until all Obligations have been paid in full:

                  (a) Sale and Use of Collateral. The Debtor will not sell, offer to sell, assign, lease, rent, or otherwise transfer or dispose of any Collateral.

                  (b) Liens. Except as permitted under the terms of this Agreement, the Debtor will not (i) create, incur, assume or permit to exist any lien, security interest or encumbrance on any existing or future item of Collateral, other than Permitted Encumbrances and interests in favor of the Secured Party as contemplated hereunder, or (ii) enter into or assume any agreement containing a negative pledge which would require a sharing of an interest in the Collateral or which prohibits or limits the grant of any such interest.

                  (c) Financing Statements. The Debtor will not execute or authorize to be filed (except in connection with this Agreement or the Permitted Encumbrances) or registered in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral.

                  (d) Defense of Collateral. The Debtor will defend the Collateral and proceeds thereof against all claims and demands of all Persons other than the Secured Party at any time claiming any interest therein and will save and hold the Secured Parries harmless from all such claims and demands.

                  (e) Execution of Other Documents. The Debtor will, at its own expense, make, execute, endorse, acknowledge, file and deliver to the Secured Party from time to time such financing statements, lists, descriptions and designations of its Collateral, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interests hereby granted, which the Secured Party may reasonably request, in a form satisfactory to the Secured Party to create, preserve, protect and perfect the security interests and the priority thereof granted by the Debtor to the Secured Party in and to the Collateral. The Debtor will pay any applicable filing fees and related expenses. The Debtor authorizes the Secured Party at any time and from time to time to file any financing statements related to the Collateral without the signature of the Debtor and to file a copy of this Agreement as a financing statement.

         5. Events of Default. The Debtor shall be in default under this Agreement and an event of default (an "Event of Default") shall exist hereunder upon the occurrence of any of the following events or conditions:

                  (a) The Debtor shall be in default in the payment or performance of any Obligations.

                  (b) The Debtor shall be in default pursuant to the terms of any Note(s) executed in connection with either the Development Loan or the Equity Advance.

                  (c) The Debtor shall breach any warranty, representation, covenant or agreement made herein.

                  (d) The occurrence of any liquidation, dissolution, termination of existence, insolvency (failure to pay its debts as they mature or the failure to maintain its assets value in excess of its liabilities), business failure, appointment of a trustee, custodian or receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any bankruptcy or insolvency proceeding by or against the Debtor or any action taken by the Debtor for the purpose of effecting any of the foregoing.

                  (e) One or more judgments or decrees are entered against the Debtor involving in the aggregate for the Debtor a liability, not paid or fully covered by insurance (other than the insurance policy' reasonable deductible), of $10,000 or more, and all such judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within 60 days after the entry thereof.

                  (f) A notice of lien, levy or assessment, other than a Permitted Encumbrances is filed of record with respect to all or any part of the Collateral by any party, including the United States or any department, agency or instrumentally thereof or by any state, county, municipal or other governmental agency.

                  (g) There is an event of default under the Interim Promissory Note executed by the Tribe.

         6. Remedies. (a) Generally. Upon the occurrence of any such Event of Default and the expiration of any applicable cure period, any and all Obligations secured hereby shall, at the option of the Secured Party, become immediately due and payable without notice, presentation, demand for payment or protest, all of which are expressly waived by the Debtor, and the Secured Party, at its option, shall have, in addition to any other rights and remedies which the Secured Party may have hereunder, any and all of the rights and remedies of a secured creditor under the California UCC and the UCC in the state where the Collateral is located. Without limiting the generality of the foregoing, the Secured Party shall have the following rights, remedies and obligations:

                           (1) The Secured Party shall be entitled to take possession of, hold, maintain, preserve and prepare the Collateral for sale until it is disposed of, or may propose to retain the Collateral, subject to the Debtor's right of redemption in satisfaction of the Debtor's obligations as provided in the California UCC and the UCC.

                           (2) The Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party for possession at a place or places to be designated by the Secured Party.

                           (3) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor at least five business days notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the Debtor at its address specified in accordance with Section 14 at least five business days before the time of the sale or disposition.

                           (4) Any and all expenses of the Secured Party incurred in the taking, holding, preparing for sale and selling of the Collateral, including the Secured Party's reasonable attorneys fees and legal expenses, shall become additional Obligations of the Debtor, payable on demand and secured by the Collateral.

                           (5) The Secured Party may buy at any public sale and, if the Collateral is of a type customarily sold on a recognized market or is of a type which is subject to widely distributed, standard price quotations, the Secured Party may buy at private sale. The net proceeds realized upon any such disposition of the Collateral, after deduction for the expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys fees and legal expenses incurred by the Secured Party in connection therewith, shall be applied in satisfaction of the Obligations. The Secured Party will account to the Debtor for any surplus realized on such disposition and the Debtor shall remain liable for any deficiency.

                           (6) The remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the California UCC or any other UCC shall not be construed as a waiver of any of the other remedies of the Secured Party, so long as any part of the Debtor's obligations secured hereby shall remain unsatisfied.

                  (b) Maintenance of Collateral Accounts. At the request of the Secured Party upon the occurrence of an Event of Default, the Debtor agrees to deliver to the Secured Party, or, at the Secured Party's option, to deposit in one or more special collateral accounts maintained for the Secured Party by any bank reasonably satisfactory to the Secured Party, all collections on General Intangibles, Chattel Paper and other rights to payment constituting Collateral, and all other cash proceeds of Collateral, immediately upon receipt thereof, in the form received, except for the Debtor's endorsement when necessary. Amounts deposited in a collateral account shall not bear interest and shall not be subject to withdrawal by the Debtor, except after full payment and discharge of all Obligations.

         7. Indemnities.

                  (a) General Indemnity. The Debtor agrees to indemnity, pay and hold the Secured Party and its officers, directors, employees. agents, and affiliates (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatever (including, without limitation. the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees are designated parties thereto) that may be imposed on, incurred by, or asserted against the Indemnitees, in any manner relating to or arising out of the Agreement (the "Indemnified Liabilities"); provided, however, that the Debtor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the negligence or willful misconduct of that Indemnitee.

                  (b) Liens. Without limiting the generality of the foregoing, the Debtor agrees to pay or reimburse the Secured Party for any and all fees, costs and expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) incurred in connection with the creation, preservation or protection of the Secured Party's liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes (excluding income or similar taxes) or liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Secured Party's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                  (c) Unenforceability. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it is vocative of any law or public policy, the debtor shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                  (d) Indemnity Obligation Secured by Collateral. Any amounts paid by any Indemnitee hereunder as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.

                  (c) Survival. The provisions of this Section shall survive the termination of this Agreement and the discharge of the Debtor's other obligations hereunder.

         8. Waiver. No delay an the part of the Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, power or remedy preclude the further exercise thereof, or the exercise of any other right, power or remedy.

         9. Benefit. This Agreement shall be binding upon, and inure to the benefit of, the Debtor and the Secured Party and their respective successors and assigns; provided, however, that the Debtor may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Secured Party. The Secured Party may assign their rights and obligations under this Agreement to the same extent as they may assign their rights and obligations under the Note, in which event, upon notice thereof by the Secured Party to the Debtor, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a secured party hereunder and shall be deemed a secured party for all purposes of this Agreement. Except as provided in this Section, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflicts of law, except for the perfection and enforcement of security interests and liens in other jurisdictions, which shall be governed by the laws of those jurisdictions.

         11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be ineffective or invalid, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions or this Agreement.

         12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         13. Amendment. This Agreement embodies the entire agreement and undertaking between the Secured Party and the Debtor and supersedes all prior agreements and understandings between the Secured Party and the Debtor relating to the subject matter hereof. The terms of this Agreement may not he modified or amended except by an agreement in writing signed by the parties hereto or their assignees.

         14. Notices. All notices, requests and other communications to any party hereto shall be in writing (including telegram, telecopier, telex or similar writing) and shall be given to such party, addressed to it at its address or telecopier or telex number as set forth on the signature page hereof or such other address or telecopier or telex number as such party may hereafter specify for the purpose of notice to the other party. Each such notice, request or communication shall be effective (a) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified above, (b) if given by mail, three business days after such communication is deposited in the United States mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified herein.

         15. Effectiveness/Counterparts. This Agreement shall be effective upon its signing by the Debtor and may be signed in counterparts by the Debtor and the Secured Party, the counterparts together constituting the Agreement. Copies of this Agreement may be filed by the Secured Party in the appropriate officers in each jurisdiction where the Collateral is located to perfect the Secured Party's security interest.

         16. Submission to Jurisdiction. Debtor hereby irrevocably submits to the non-exclusive jurisdiction of any California state or federal court sitting in California over any action or proceeding arising out of or relating to this Agreement, the Note or any other Loan Document, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California state or federal court. Debtor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have, to remove any such action or proceeding, once commenced, to another court on the grounds of forum non convenient or otherwise.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

Secured Party:                            LAKES SHINGLE SPRINGS, INC.

                                          130 Cheshire Lane
                                          Minnetonka, Minnesota
                                          Telephone No. (612) 449-7030
                                          Telecopy No. (612)  449-7064

                                          By: /s/ Timothy Cope
                                             ----------------------------
                                          Its: Executive Vice President
                                              ---------------------------

Debtor:                                   LAKES KAR-Shingle Springs, L.L.C.

                                          130 Cheshire Lane
                                          Minnetonka, Minnesota
                                          Telephone No. (612) 449-7030
                                          Telecopy No. (612) 449-7064

                                          By: /s/ Kevin M. Kean
                                             ----------------------------
                                          Its:   President
                                              ---------------------------